Exhibit 23.3

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E	Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 17, 2024, with respect to the consolidated financial statements of Zeta Network Group (formerly known as Color Star Technology Co., Ltd.) and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended June 30, 2025.

/s/ Audit Alliance LLP
Singapore
February 2, 2026